Exhibit 24

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Extreme Networks, Inc. (the “Company”), hereby constitutes and appoints each of Daniel Ricks and Lily Kang, signing individually, the undersigned’s true and lawful attorney-in-fact to:

1.         Complete and execute Forms 3, 4, and 5, and other forms and all amendments thereto as such attorney-in-fact shall, in the attorney-in-fact’s discretion, determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition, or disposition of securities of the Company; and

2.         Do all acts necessary in order to file such forms with the United States Securities and Exchange Commission and any securities exchange, national association, or similar authority as the attorney-in-fact shall deem appropriate, and to take any other action in connection with the foregoing that, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, upon such attorney-in-fact’s employment with the Company terminating.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this April 4, 2026.

/s/ Katayoun Motiey

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Signature

Katayoun Motiey

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Printed Name